Exhibit 23.4

Consent of Janney Montgomery Scott LLC

We hereby consent to the inclusion of the form of our opinion letter, which shall be issued and dated prior to mailing the Joint Proxy Statement/Prospectus, to the Board of Directors of Sterling Bank (“Sterling Bank”) as an Exhibit to the Joint Proxy Statement/Prospectus relating to the proposed merger by and between Sterling Bank, Sterling Banks, Inc. (the “Holding Company”) and Farnsworth Bancorp, Inc. (“Farnsworth”) contained in the Holding Company’s Registration Statement on Form S-4/A as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Janney Montgomery Scott LLC
Janney Montgomery Scott LLC

August 10, 2006